UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 13, 2001
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Since our Form 8-K filing on December 7, 2000 we have acquired four additional properties. As of the acquisition of the Lowe's and Kmart properties on February 13, 2001, the aggregate purchase price of these acquired properties exceeds 10 percent of our total assets as of December 31, 1999, and accordingly, we are filing this Form 8-K, which includes all properties purchased to date which were not previously reported under the Securities Exchange Act of 1934.

Acworth Avenue Retail Shopping Center, Acworth, Georgia

On December 28, 2000, we purchased approximately 2.72 acres of unimproved land situated in front of a new Home Depot store in Acworth, Georgia. We purchased this property with the intention of developing a 16,130 square foot shopping center to be known as Acworth Avenue Retail Shopping Center. The property is located on the south side of U.S. Highway 41, between Acworth Due West Road and Mars Hill Road, in Acworth, Cobb County, Georgia.

We purchased the land from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $855,000. Our estimated cost of the completed project is $2,450,000 or approximately $152 per square foot of leasable space. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant.

We purchased this property with our own funds.

We anticipate that Acworth Avenue Retail Shopping Center will be completed in late 2001. The center will be a one-story, multi-tenant, retail building. No leases have been executed at this time. The center will be anchored by a Home Depot store which will not be owned by us.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, anchor tenants and estimated price per square foot upon completion. We believe that this property is well located with acceptable roadway access. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

Columbia Promenade, Kissimmee, Florida

On January 19, 2001, we purchased a newly constructed shopping center known as Columbia Promenade located on approximately 10 acres and containing 65,870 gross leasable square feet. The center is located on the northwest corner of Columbia Street and Bermuda Avenue in Kissimmee, Florida, a southern suburb of Orlando, in northern Osceola County.

We purchased Columbia Promenade from an unaffiliated third party. Our total acquisition cost, including expenses, was 7,672,175. This amount may increase or decrease as a result of our agreement, as contained in the purchase contract, to adjust the purchase price up or down based upon lease rates achieved if and when certain stores which were vacant at the time the purchase contract was signed, become leased and the new tenants begin paying rent. Any adjustment is intended to maintain a minimum capitalization rate of 9.25% on the purchase based on a $15.50 minimum rent per square foot. This amount may increase by other additional costs which have not yet been finally determined. We expect any of such other additional costs to be insignificant. Our acquisition cost is approximately $116 per square foot of leasable space, which consists of the following:

*	Purchase Price	$7,337,734
*	Acquisition costs to Inland Affiliates	258,535
*	Acquisition costs to third parties	5,206
*	Financing costs to third parties	70,700

	Total	$7,672,175
		=============

We purchased this property with our own funds and with the proceeds of a new mortgage from Allstate Life Insurance Company in the aggregate amount of $5,545,600, which secures two promissory notes. The first promissory note, in the principal amount of $3,750,657, requires monthly payments of interest only at a fixed rate of 7.61% per annum and is due in five years. This loan may not be prepaid for the first 30 months. Thereafter, there is a prepayment penalty of a minimum of 1% versus a premium based on interest rate differentials. The second promissory note, in the principal amount of $1,794,943, requires monthly payments of interest only at a floating rate equal to 190 basis points over the 30-day LIBOR, (which currently equates to approximately 8.52% per annum) and is due in one year. This loan may be prepaid at any time without penalty or premium. The financing costs to third parties noted above includes a $27,000 loan fee paid to the lender for this loan.

Our property surrounds a church, which is east of our property along Bermuda Avenue, and which we do not own. There are five other outparcels surrounding the property. Two of these have been developed by the seller and sold to third parties. The seller intends to develop the remaining three outparcels. If the seller leases a building planned to be constructed on those outparcels, we will have an option to purchase the first outparcel developed. Our first option must be exercised within 15 days after receiving notice that the seller has executed a lease for a building to be constructed on an outparcel. The purchase price for that outparcel will be the amount equal to the quotient obtained by dividing the amount of the annual fixed rent due by 9%. We will have a right of first refusal with regard to any of the remaining outparcels for one year from the closing of the exercise of the first option on the same terms and with the purchase price being calculated in the same manner. If the seller elects to sell an outparcel to a third party, rather than lease a new building on such outparcel to a third party, we will not have any option to purchase that outparcel.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Columbia Promenade was completed in October 2000. It is comprised of two one-story, multi-tenant, retail buildings. As of January 31, 2001, this property was approximately 97% leased.

One tenant, Publix (a supermarket) leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Publix	44,270	67	9.00	10/05/00	08/31/20

Options			9.00	09/01/20	08/31/50

The options are for six successive five-year terms at the same base rent per square foot per annum.

For federal income tax purposes, the depreciable basis in this property will be approximately 5,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. As Columbia Promenade was under development in 1999 and 2000, the property is subject to reassessment for real estate taxes for subsequent years.

As of January 31, 2001, a total 63,870 square feet was leased to 14 tenants at this property. The following table sets forth certain information with respect to those leases:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Dollar Store	2,400	11/05	1/5 yr.	37,200	15.50
Beauty Supply	1,600	12/05	-	26,400	16.50
Glamour Nails	800	12/05	1/5 yr.	12,800	16.00
Artisan's Gallery	1,200	12/05	1/5 yr.	19,800	16.50
Super Cuts	1,400	12/05	2/5 yr.	23,100	16.50
Esquire Menswear	1,200	12/05	-	19,800	16.50
Promenade Dental	1,600	12/05	2/3 yr.	26,400	16.50
Columbia Video	2,400	12/05	1/5 yr.	39,600	16.50
El Angel Mexican	2,400	01/06	-	39,600	16.50
Americlean Dry Cleaners	1,400	01/06	1/5 yr.	23,100	16.50
A Available Insurance	800	01/06	-	13,200	16.50
New York Mens Fashion	1,200	02/06	-	19,800	16.50
Shang Hai Restaurant	1,200	12/10	2/5 yr.	19,800	16.50
Publix	44,270	08/20	6/5 yr.	398,430	9.00
Vacant	2,000

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. As additional rent, Publix is required to pay a percentage of gross sales if gross sales exceed a prescribed amount.

At the closing of our purchase of this property an escrow was established which will be available to disburse to us on a monthly basis an amount equal to the rent, common area maintenance charges, real estate taxes and insurance relating to 380 square feet of space that was master leased at the time of closing. The amount deposited in the escrow was 24 months of estimated rent and cost reimbursements for the vacant, unleased space at the time of closing. In addition, the escrow includes an amount for the estimated cost of tenant improvements and lease commissions for a portion of the master leased space which will be available to us to cover such costs.

Year Ending December 31,	Number of Leases Expiring	Approx. GLA of Expiring Leases (Sq. Ft.)	Annual Base Rent of Expiring Leases ($)	Total Annual Base Rent (1) ($)	Average Base Rent Per Square Foot Under Expiring Leases ($)	Percent of Total Building GLA Represented By Expiring Leases (%)	Percent of Annual Base Rent Represented By Expiring Leases (2) (%)

2001	-	-	-	573,830	-	-	-
2002	-	-	-	575,522	-	-	-
2003	-	-	-	578,838	-	-	-
2004	-	-	-	583,154	-	-	-
2005	6	8,200	141,000	586,212	17.20	12.45	24.05
2006	1	1,400	25,900	446,734	18.50	2.13	5.80
2007	-	-	-	421,386	-	-	-
2008	-	-	-	421,962	-	-	-
2009	-	-	-	422,550	-	-	-
2010	1	1,200	24,732	423,162	20.61	1.82	5.84

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "as is" market value for Columbia Promenade, as of October 13, 2000, of $7,520,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Lowe's, Warner Robbins, Georgia

On February 13, 2001, we purchased an existing freestanding retail property known as Lowe's located on approximately 24 acres and containing 131,575 gross leasable square feet. The property is located on Watson Boulevard and Carl Wilson Parkway, in Warner Robbins, Georgia.

We purchased Lowe's from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $9,420,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $71 per square foot of leasable space.

We purchased this property with our own funds. However we expect to place financing on the property at a later date.

The Lowe's building was completed in 1997. It is a one-story, single-tenant, retail building. As of January 31, 2001, this property was 100% leased by Lowe's (a home improvement retail store).

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, we are responsible for any roof, structure and parking lot repairs. Beginning in the eleventh lease year, the tenant would be obligated to pay for parking lot replacements pursuant to the provisions of their lease.

One tenant, Lowe's, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Lowe's	131,575	100	6.92	02/97	03/17
Option (1)			7.61	04/17	03/22
Option (2)			7.61	04/22	03/27
Option (3)			8.37	04/27	03/32
Option (4)			8.37	04/32	03/37
Option (5)			9.21	04/37	03/42
Option (6)			9.21	04/42	03/47

Real estate taxes for 2000 were $76,255.

As of January 31, 2001, all of the 131,575 square feet of this property was leased to Lowe's. The following table provides information relating to that lease:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Lowe's	131,575	03/17	6/5 yr.	910,000	6.92

In general, Lowe's pays all real estate taxes, insurance and common area maintenance costs.

K Mart, Macon, Georgia

On February 13, 2001, we purchased an existing freestanding retail property known as K Mart (Macon) located on approximately 18 acres and containing 102,098 gross leasable square feet. The property is located at 1901 Eisenhower Parkway, in Macon, Georgia.

We purchased the K Mart from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $9,020,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $88 per square foot of leasable space.

We purchased this property with our own funds. However we expect to place financing on the property at a later date.

This K Mart location was completed in 1999. It is a one-story, single-tenant, retail building. As of January 31, 2001, this property was 100% leased by K Mart (a discount department store).

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. The tenant is responsible for any roof, structure and parking lot repairs.

One tenant, K Mart, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

K Mart	102,098	100	8.89	10/99	01/24

There are 10 successive five-year lease options. There are no increases in the rent during the option periods

Real estate taxes for 2000 were $77,197.

As of January 31, 2001, all of the 102,098 square feet of this property was leased to K Mart. The following table provides information relating to that lease:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

K Mart	102,098	01/24	10/5 yr.	907,350	8.89

In general, K Mart pays all real estate taxes, insurance and common area maintenance costs.

Item 5. Other Events

Potential Property Acquisitions

We are currently considering acquiring the following properties. Our decision to acquire these properties will generally depend upon:

  no material adverse change occurring in the properties, the tenants or in the local economic conditions; and
  our receipt of sufficient net proceeds from this offering to make the acquisitions.

Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

Universal Plaza, Lauderhill, Florida

This property, which originally consisted of 18.48 acres, is currently being reconfigured and redeveloped by an unaffiliated third party. Approximately 13.68 acres of the original property was sold by the developer to Target Corporation for the construction of a new 184,000 square foot Super Target Store. The balance of the acreage, approximately 4.8 acres, is being redeveloped as a shopping center to be known as Universal Plaza, containing 49,749 gross leasable square feet. The site is located on the southwest corner of University Drive and Commercial Boulevard.

Upon completion of the redevelopment, we anticipate purchasing Universal Plaza from the unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $9,000,000, including the amount of the loan to the developer. This amount may increase or decrease as a result of our agreement, as contained in the purchase contract, to adjust the purchase price based upon lease rates achieved if and when certain stores, which were vacant at the time the purchase contract was signed, become leased and the new tenants begin paying rent. Any adjustment is intended to maintain a minimum capitalization rate of 10.0%. This amount may also increase by additional costs which have not yet been finally determined. We expect any of such other additional costs to be insignificant. Our acquisition cost is expected to be approximately $180 per square foot of leasable space.

On December 21, 2000, we funded a loan to the developer in the principal amount of $1,100,000, secured by a second mortgage on the Universal Plaza property. The note bears an interest rate of 10% per annum and matures August 31, 2002. The developer deposited $192,500 to an escrow account for the payment of interest. If the note is not paid within one year of funding, the payment of a fee of $50,000 is required. We obtained personal guaranties from the seller/developer with regards to the obligations of this loan.

Sand Lake Corners Shopping Center, Orlando, Florida

We anticipate purchasing an existing shopping center known as Sand Lake Corners located on approximately 66 acres and containing 189,741 gross leasable square feet. The center is located on the southeast corner of Sand Lake Road and John Young Parkway, in Orlando, Florida.

We anticipate purchasing Sand Lake Corners from an unaffiliated third party. Our total acquisition cost, including expenses, is estimated to be approximately $22,325,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $118 per square foot of leasable space.

We intend to purchase this property with our own funds and the proceeds of a new first mortgage loan in the amount of approximately $12,200,000. A lender has not been identified for this acquisition. The acquisition cost noted above includes estimated loan fees of $100,000.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Sand Lake Corners was a two-phase development. Phase I was completed in 1998/1999, and Phase II was completed in 1999/2000. Sand Lake Corners is comprised of one one-story, multi-tenant, retail building and one single outlot building. As of January 01, 2001, this property was approximately 95% leased. A Wal-Mart building, a Lowe's building and nine outlot parcels located at the property, are not included in this transaction.

Three tenants, Beall's (a discount department clothing store), Petsmart (a pet and pet accessory retail store) and Staples (an office products retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Beall's	66,700	35	6.21	04/99	04/14
			6.48	05/14	04/19
			6.75	05/19	04/24
			7.02	05/24	04/29
			7.29	05/29	04/34
			7.56	05/34	04/39

Petsmart	26,040	14	10.75	05/99	05/04
			11.25	06/04	05/09
			11.75	06/09	05/14
			12.25	06/14	05/19
			12.75	06/19	05/24
			13.25	06/24	05/29
			13.75	06/29	05/34

Staples	23,884	13	12.10	05/99	05/05
			12.85	06/05	05/10
			13.60	06/10	05/15
			14.35	06/15	05/20
			15.10	06/20	05/25
			15.85	06/25	05/30

For federal income tax purposes, the depreciable basis in this property will be approximately 16,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $187,727.

As of January 01, 2001, a total 177,881 square feet was leased to 26 tenants at this property. The following table sets forth certain information with respect to those leases:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Cato	4,000	01/04	-	50,000	12.50
Desi Bazaar	1,400	03/04	-	22,400	16.00
Dollar Tree	4,000	06/04	1/5/yr.	64,000	16.00
Payless Shoesource	3,147	06/04	1/5 yr.	50,352	16.00
Friedman's Jewelry	1,600	06/04	1/5 yr.	28,800	18.00
Bronze Lady	1,816	07/04	3/2 yr.	31,780	17.50
Funwear	4,854	07/04	1/5 yr.	77,664	16.00
Metro Orlando Dental	2,800	07/04	1/5 yr.	61,236	21.87
Shoe Dept.	5,000	07/04	1/5 yr.	80,000	16.00

	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Power Store	1,190	07/04	-	21,420	18.00
Hair Cuttery	1,000	08/04	1/5 yr.	18,000	18.00
Szechwan Chinese	2,100	08/04	1/5 yr.	37,800	18.00
Casual Outfit	2,450	09/04	1/5 yr.	39,200	16.00
Perfect Nails	1,150	10/04	-	18,975	18.07
Bike Line	2,400	11/04	-	36,000	15.00
Floorin Gallery	1,750	06/05	-	31,500	18.00
Hair Salon	1,190	06/05	-	20,230	17.00
Landmark Financial	1,610	08/05	-	27,370	17.00
Theme Party Mobility	1,400	08/05	-	22,400	16.00
Superior Staffing	1,400	09/05	1/7 yr.	25,200	18.00
Nature's Way	2,800	10/05	1/5 yr.	44,800	16.00
Quiznos	1,400	02/09	-	25,200	18.00
Family Book Store	4,200	06/09	-	63,000	15.00
Boater's World	8,000	06/09	1/5 yr.	104,000	13.00
Bealls	66,700	04/14	5/5 yr.	414,000	6.21
Petsmart	26,040	05/14	4/5 yr.	279,930	10.75
Staples	23,884	05/15	3/5 yr.	288,996	12.10
Vacant	10,460

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.
Year Ending December 31,	Number of Leases Expiring	Approx. GLA of Expiring Leases (Sq. Ft.)	Annual Base Rent of Expiring Leases ($)	Total Annual Base Rent ($)	Average Base Rent Per Square Foot Under Expiring Leases ($)	Percent of Total Building GLA Represented By Expiring Leases (%)	Percent of Annual Base Rent Represented By Expiring Leases (%)

2001	-	-	-	1,979,881	-	-	-
2002	-	-	-	1,980,789	-	-	-
2003	-	-	-	2,000,838	-	-	-
2004	14	34,907	601,376	2,008,818	17.23	18.40	29.94
2005	7	14,150	227,629	1,420,462	16.09	7.47	16.02
2006	-	-	-	1,211,768	-	-	-
2007	-	-	-	1,215,968	-	-	-
2008	-	-	-	1,215,968	-	-	-
2009	3	13,600	201,902	1,215,968	14.85	7.18	16.60
2010	-	-	-	1,027,086	-	-	-

For purposes of the above table, the "total annualized base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

West Oaks Towne Center, Ocoee, Florida

We anticipate purchasing an existing shopping center known as West Oaks Towne Center located on approximately 8 acres and containing 60,528 gross leasable square feet. The center is located at the intersection of Colonial Drive (Highway 50) and Clarke Road in Ocoee, Florida.

We anticipate purchasing West Oaks Towne Center from an unaffiliated third party. Our total acquisition cost, including expenses, is estimate to be approximately $9,600,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $158 per square foot of leasable space.

We anticipate purchasing this property with our own funds and the proceeds of a new first mortgage loan in the amount of approximately $5,250,000. The acquisition costs noted above includes loan fees of approximately $50,000.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

West Oaks Towne Center was completed in 2000. It is comprised of a one-story, multi-tenant, retail building and 9,962 square feet of outlot shops. As of January 1, 2001, this property was approximately 100% leased.

Two tenants, Michael's Stores (a retail craft supply store) and Petsmart (a pet and pet supply retail store) each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Michael's Stores	23,753	39	12.00	09/00	02/10
Option 1			13.00	03/10	02/15
Option 2			13.50	03/15	02/20
Option 3			14.00	03/20	02/25
Option 4			14.50	03/25	02/30

Petsmart	19,136	32	13.90	11/00	02/05
			14.90	03/05	02/10
			15.90	03/10	02/15
Option 1			16.90	03/15	02/20
Option 2			17.90	03/20	02/25
Option 3			18.90	03/25	02/30
Option 4			19.90	03/30	02/35

For federal income tax purposes, the depreciable basis in this property will be approximately $7,200,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $52,692.

As of January 22, 2001, a total 60,528 square feet was leased to 7 tenants at this property. The following table sets forth certain information with respect to those leases:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

The Futon Place	2,677	10/05		61,571	23.00
Best Nails	1,050	11/05		30,450	29.00
Michael's Stores	23,753	02/10		285,036	12.00
Family Christian Stores	5,000	10/10		94,500	18.90
Vitamin Shoppe	3,512	11/10		93,770	26.70
Johnny Rivers BBQ	5,400	02/11		141,329	26.17
Petsmart	19,136	11/15		265,990	13.90

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Year Ending December 31,	Number of Leases Expiring	Approx. GLA of Expiring Leases (Sq. Ft.)	Annual Base Rent of Expiring Leases ($)	Total Annual Base Rent (1) ($)	Average Base Rent Per Square Foot Under Expiring Leases ($)	Percent of Total Building GLA Represented By Expiring Leases (%)	Percent of Annual Base Rent Represented By Expiring Leases (2) (%)

2001	-	-	-	972,646	-	-	-
2002	-	-	-	972,646	-	-	-
2003	-	-	-	972,646	-	-	-
2004	-	-	-	985,246	-	-	-
2005	2	3,727	94,121	990,248	25.25	6.16	9.50
2006	-	-	-	927,095	-	-	-
2007	-	-	-	932,420	-	-	-
2008	-	-	-	939,856	-	-	-
2009	-	-	-	942,335	-	-	-
2010	3	32,665	498,289	944,858	15.25	53.97	52.74

For purposes of the above table, the "total annualized base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

2001 Annual Meeting

Our annual meeting of stockholders will be held on April 26, 2001. Because of this earlier meeting date, the deadline for submitting shareholder proposals for inclusion in our Proxy Statement and Form of Proxy for this annual meeting is a reasonable amount of time before we begin to print and mail our proxy materials. We plan to begin printing our proxy materials on March 21, 2001 and we plan to mail our proxy materials by March 24, 2001. Given this, we have determined to honor the December 25, 2000 deadline for submitting shareholder proposals for inclusion in our proxy materials that we disclosed in our proxy statement for last year's annual meeting. We did not receive any proposals on or prior to December 25, 2000.

2574:

In order to comply with the advance notice procedure in our Bylaws for nominations for directors and for shareholder proposals not included in our Proxy Statement to be brought before this year's annual meeting, a stockholder must provide written notice to our secretary of the proposal no later than March 12, 2001. For a description of the contents of this notice, see our disclosure in last year's Proxy Statement.

Item 7. Financial Statements and Exhibits.

  To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the registrant hereby undertakes to file financial statements required in response to this item on an amendment to this Current Report on Form 8-K no later than 60 days after February 28, 2001.
  To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financial statements required in response to this item on an amendment to this Current Report on Form 8-K no later than 60 days after February 28, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: _______________________________

Name: Barry L. Lazarus

Title: President, Chief Operating Officer, Treasurer, Chief Financial Officer